Exhibit 5

[On WilmerHale Letterhead]
March 7, 2012
Staples, Inc.
Five Hundred Staples Drive
Framingham, MA 01702

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Staples, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the debt securities (the “Debt Securities”) of the Company, which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.
The Debt Securities may be issued pursuant to a senior indenture (as amended or supplemented in connection with the issuance of any Debt Securities, the “Indenture”) among the Company, the Subsidiary Guarantors (as defined below) and HSBC Bank USA, National Association, as trustee (the “Trustee”) duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). If specified in the applicable prospectus supplement, the Debt Securities will be fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by Staples the Office Superstore, LLC, a Delaware limited liability company, Staples the Office Superstore East, Inc., a Delaware corporation, Staples Contract & Commercial, Inc., a Delaware corporation, and Staples the Office Superstore, Limited Partnership, a Massachusetts limited partnership (each individually a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”). The term “Securities” as used herein shall mean the Debt Securities and the related Guarantees.
We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the corporate, limited liability and limited partnership minute books, and the Certificate of Incorporation and By-laws, each as restated and/or amended of the Company and the Certificate of Incorporation and By-laws or other organizational documents, as amended and/or restated, of the Subsidiary Guarantors, as applicable, as provided to us by the Company and the Subsidiary Guarantors.
In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate, limited liability and limited partnership minute books of the Company and the Subsidiary Guarantors, as applicable, provided to us by the Company.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed that (i) one or more Prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus supplement, (iii) the applicable Indenture will be duly authorized, executed and delivered by the trustee named therein, (iv) the applicable Indenture will be duly qualified under the Trust Indenture Act and the applicable trustee will be duly eligible to serve as trustee, (v) the Debt Securities will be duly authenticated by the trustee named in the applicable Indenture, (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company, (vii) each of the Company, Staples the Office Superstore East, Inc. and Staples Contract & Commercial, Inc. will be validly existing as a corporation and in good standing under the laws of the State of Delaware, (viii) Staples the Office Superstore, LLC will be validly existing as a limited liability company and in good standing under the laws of the State of Delaware, and (ix) Staples the Office Superstore, Limited Partnership will be validly existing as a limited partnership under the laws of the Commonwealth of Massachusetts.
We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company and the Subsidiary Guarantors. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company and the Subsidiary Guarantors, and enforceable against each such other party in accordance with their respective terms.
We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company and the Subsidiary Guarantors, or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that the execution and delivery by each of the Company and the Subsidiary Guarantors of the Indenture and the Securities and the performance by the Company of and the Subsidiary Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any Subsidiary Guarantor or any of its or their properties is subject, (ii) any law, rule or regulation to which the Company or any Subsidiary Guarantor or any of its or their properties is subject or (iii) any judicial or regulatory order or decree of any governmental authority.
We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) or the board of directors, general partner or board of managers of the Subsidiary Guarantors, as applicable shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.
Our opinions below are qualified to the extent that they may be subject to or affected by (i)  applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iii) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the federal laws of the United States of America. We express no opinion herein with respect to compliance with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company or the Subsidiary Guarantors, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.
Based upon and subject to the foregoing, we are of the opinion that when (i) the Debt Securities have been specifically authorized for issuance by proper action of the Company's Board of Directors or an authorized committee thereof in conformity with the Company's Certificate of Incorporation and By-laws, each as restated and/or amended (the “Authorizing Resolutions), (ii) the Guarantees have been specifically authorized for issuance by proper action of the applicable Subsidiary Guarantor's board of directors, board of managers or general partner, as the case may be (the “Subsidiary Guarantor Resolutions”) in conformity with such Subsidiary Guarantor's Certificate of Incorporation and By-laws, Limited Liability Company Agreement or Limited Partnership Agreement, as the case may be, (iii) the applicable Indenture has been duly authorized, executed and delivered, (iv) the terms of the Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, the Authorizing Resolutions, and the Subsidiary Guarantor Resolutions, (v) such Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (vi) Company has received the consideration provided for in the Authorizing Resolutions and the Subsidiary Guarantor Resolutions, such Securities will constitute valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors as applicable, in accordance with their terms.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
Wilmer Cutler Pickering
Hale and Dorr LLP

By:    /s/ Erika L. Robinson
Erika L. Robinson, a Partner